Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of January 9, 2009 (the “Closing Date”), is made by and between Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), and F3 Capital, a Cayman Islands exempted company, (the “Purchaser”).

W I T N E S S E T H

WHEREAS, by that Contract for the Construction and Sale of one Deepwater Drillship (Hull #3601, hereinafter referred to as the “Platinum Explorer”) by and between Mandarin Drilling Corporation (“Mandarin”), as Buyer, and Daewoo Shipbuilding and Marine Engineering Company Ltd. dated September 13, 2007, Mandarin owns the Platinum Explorer.

WHEREAS, by that certain Sale Share and Purchase Agreement (the “Purchase Agreement”) dated November 13, 2008 by and between Purchaser and Vantage Deepwater Company, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Deepwater”), Deepwater agreed to purchase 45% of the outstanding capital shares of Mandarin for aggregate consideration of USD$189,750,000.

WHEREAS, by that certain Shareholder Agreement to be entered into by and between Purchaser and Deepwater (the “Shareholder Agreement”) as a condition to the closing of the Purchase Agreement, Mandarin has the obligation to post a bond in the amount of approximately USD$17,300,000 as a performance guaranty in connection with that certain Oil and Natural Gas Company of India Tender #MR/DS/MM/CT/DW – 7500/26(A)/2008/P46JC08001 (the “Performance Bond”).

WHEREAS, the Shareholder Agreement requires that Purchaser fund 55% of the USD$17,300,000 cash collateral required for the Performance Bond and that Deepwater fund 45% of the USD$17,300,000 cash collateral required for the Performance Bond.

WHEREAS, in order for Deepwater to raise the proceeds necessary to fund its 45% portion of the USD$17,300,000 cash collateral requirement for the Performance Bond, Purchaser and the Company desire to consummate a private placement of ordinary shares of the Company.

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Company desires to issue and sell to Purchaser the Company’s ordinary shares, par value USD$0.001 per share (the “Purchased Shares”), and Purchaser desires to subscribe for and purchase the Purchased Shares from the Company; and

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF PURCHASED SHARES

1.1           Purchase and Sale of Purchased Shares.  Subject to the terms and conditions hereof, effective as of the Closing Date, Purchaser hereby irrevocably subscribes for and purchases from the Company, and the Company hereby issues and sells to Purchaser, the Purchased Shares.

1.2           Amount and Form of Consideration.  The total consideration to be paid by Purchaser to the Company in consideration of the issue and sale of the Purchased Shares shall be Eight Million dollars (USD$8,000,000 (the “Purchase Price”).  The number of Purchased Shares to be issued by the Company to the Purchaser will be determined by dividing (a) the Purchase Price by (b) the greater of (i) USD$0.80 or (ii) the average of the closing price for the Company’s ordinary shares for the five (5) trading days preceding the Closing Date.  Purchaser shall pay for the Purchased Shares in cash by wire transfer of immediately available funds on the Closing Date.

1.3           The Closing Date shall be January 9, 2009.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to, and covenants and agrees with, the Company as follows:

2.1           Authorization; Enforceability.

(a)           The execution, delivery and performance by Purchaser of this Agreement are within Purchaser’s lawful powers and have been duly authorized by the board of directors, board of managers, general partner, managing member or other applicable governing body of Purchaser, and no other corporate or company action on the part of Purchaser is necessary to authorize this Agreement.

(b)           The execution and delivery by Purchaser of this Agreement and Purchaser’s performance of its obligations under this Agreement (i) are within its corporate, company or partnership power, (ii) have been duly authorized by all necessary corporate, company or partnership action, (iii) do not require action by, or filing with, any governmental authority or any action by any other Person (other than any action taken or filing made on or before the Closing Date), (iv) do not violate any provision of Purchaser’s organizational documents, (v) do not violate any material provision of law or any order of any governmental authority, in each case applicable to Purchaser, (f) do not violate, or constitute a breach of, any agreements to which it is a party (and no default exists on the part of Purchaser under any agreement to which it is a party), and (g) will not result in the creation or imposition of any lien, security interest or encumbrance on any asset of Purchaser.

(c)           This Agreement has been duly executed and delivered by Purchaser and (assuming the due authorization, execution, and delivery by the Company) this Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law), and except to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

2.2           Securities Matters.  Purchaser understands and acknowledges that:

(a)           the Purchased Shares (i) and the offering relating to the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, (ii) based in part upon the representations made by Purchaser in this Agreement, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereof, (iii) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (iv) will not have the protection of Section 11 of the Securities Act;

(b)           Purchaser must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom;

(c)           such exemptions depend upon, among other things, the bona fide nature of the investment intent of Purchaser expressed herein;

(d)           the Purchased Shares (i) are “Restricted Securities” within the meaning of Rule 144 under the Securities Act, (ii) are subject to restrictions on transferability and resale and (iii) may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom;

(e)           any transfer of participations in the Purchased Shares or any arrangement for an economic interest in the Purchased Shares to be held or owned by anyone other than Purchaser will constitute a violation of these representations and will be null and void; and

(f)            Purchaser will not sell or transfer the Purchased Shares unless:

(1)           there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)           Purchaser shall have notified the Company of the proposed disposition and, upon the Company’s request, shall have furnished the Company with an opinion of counsel, which opinion and counsel both are satisfactory to the Company, that such disposition is exempt from registration of such Purchased Shares under the Securities Act or any applicable state, foreign or other securities laws.

2.3           Investment Intent.  Purchaser is acquiring the Purchased Shares for Purchaser’s own account for investment, and not with a view to any distribution, resale, subdivision or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and Purchaser has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision or fractionalization.

2.4           Investment Experience.  Purchaser is experienced in evaluating and investing in securities and acknowledges that Purchaser (a) is able to fend for himself, herself or itself, as applicable, (b) can bear the economic risk of Purchaser’s investment in the Company, and (c) has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Purchased Shares.  To the extent deemed necessary by Purchaser, Purchaser has retained, at his, her or its own expense, and relied on, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Purchased Shares.  Purchaser acknowledges that there has never been any representation, guarantee or warranty made by the Company or any officer, director, employee, agent or representative of the Company, expressly or by implication, as to (a) the approximate or exact length of time that Purchaser will be required to remain an owner of the Purchased Shares, (b) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (c) that the limited past performance (if any) or experience on the part of the Company, or any future expectations will in any way indicate the predictable results of the ownership of the Purchased Shares or of the overall financial performance of the Company.

2.5           Information and Access.  Through his service as a director of the Company, Hsin-Chi Su, the sole owner of the Purchaser is (i) familiar with the Company’s financial condition, operating results and prospects and (ii) able to make a complete and informed evaluation of the Purchaser’s investment in the Company.

2.6           Accredited Investor.  Purchaser is an Accredited Investor, as such term is defined in Rule 501(a) under Regulation D of the Securities Act.

2.7           No Brokerage Fees.  Purchaser has not incurred and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.8           Illiquidity; Risk.  Purchaser understands that (a) substantial restrictions will exist on transferability of the Purchased Shares, (b) Purchaser may not be able to liquidate Purchaser’s investment in the Company, (c) any certificates or other instruments representing Purchased Shares in the Company will bear legends restricting the transfer thereof, and (d) Purchaser’s investment in the Company entails a very high degree of risk.

2.9           Address.  The address set forth on Purchaser’s signature page to this Agreement is the correct address of Purchaser’s residence or principal place of business, and Purchaser has no present intention of moving such residence or principal place of business to any other domestic or foreign jurisdiction.

2.10         Reliance.  Purchaser makes the foregoing representations and warranties with the intent that the Company and its counsel rely upon them in determining Purchaser’s suitability as an investor and in establishing an exemption from registration under the Securities Act and state securities laws for sale of the Purchased Shares to Purchaser, and Purchaser understands that any inaccuracy of any of its representations and warranties herein could affect the Company’s ability to establish an exemption.  Purchaser will not take any position inconsistent with any of its representations and warranties.  Purchaser hereby agrees that such representations and warranties shall survive its purchase of the Purchased Shares.

2.11         Exchange Listing.  The Company shall  promptly use its reasonable best efforts to cause the Purchased Shares to be approved for listing on the American Stock Exchange, subject to official notice of issuance, as promptly as practicable.

2.12         Legend.  The Purchaser agrees that all certificates or other instruments representing the Purchased Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO VANTAGE DRILLING COMPANY (THE “COMPANY”) OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

2.13         Post-Closing Covenants of Purchaser.  Purchaser covenants and agrees to take all actions required by Purchaser to consummate the initial closing (as defined in the Purchase Agreement) contemplated by Section 4.1 of the Purchase Agreement by 5:00 p.m. (Houston time) on January 16, 2009 (the “Initial Closing”), including but not limited to the execution of the Shareholders’ Agreement (as defined in the Purchase Agreement).  If the Purchaser breaches its post-closing covenant for the Initial Closing, the Company, at its option, may terminate this Agreement and the Purchaser shall immediately return certificates representing the Purchased Shares to Company.

ARTICLE III
MISCELLANEOUS

3.1           Survival; Indemnification.  All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 3.1 shall survive the execution and delivery of this Agreement by the parties hereto.  Purchaser acknowledges and understands the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Purchaser’s qualification and suitability to purchase the Purchased Shares.  Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Purchaser herein or the breach of any warranty or covenant herein by Purchaser.  Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

3.2           Notices.  Any notice, request, demand, or other communication required by or permitted to be given in connection with this Agreement shall be in writing, except as expressly otherwise permitted herein, and shall be delivered in person, sent by first class mail (postage prepaid and certified or registered, with return receipt requested), sent by telefacsimile or similar means of communication, or delivered by a courier service (charges prepaid), to the respective party at its address as set forth on the signature page hereof.  Each party may change its address by notifying each other party of such change in accordance with the provisions of this Section 3.2.  Any such notice, request, demand, or other communication shall be deemed to be given (a) when received, if personally delivered; (b) if mailed, on the third business day after it is deposited in the United States mail, properly addressed, with proper postage affixed; (c) if sent by telefacsimile or similar device, when electronically confirmed (provided that if electronic confirmation is on other than a business day, then on the first business day following electronic confirmation); and (d) if sent by overnight courier, 24 hours after delivery to such courier service.

3.3           Entire Agreement.  This Agreement is, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and this Agreement supersedes any previous agreements and understandings between the parties hereto with respect to those matters.

3.4           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

3.5           Binding Effect; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement.  No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without such required consent shall be void.

3.6           Amendments.  This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

3.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each party hereto acknowledges the effectiveness of, and agrees to accept, facsimile signatures of any other party hereto for purposes of executing this Agreement; provided, however, that if Purchaser executes this Agreement by facsimile signature, Purchaser shall provide the Company with such number of original signature pages as the Company may specify as soon as is practicable following a request for the same by the Company.

3.8           Severability.  The invalidity of any one or more provisions of this Agreement or any instrument given in connection herewith shall not affect the remaining provisions of this Agreement or any other agreement or instrument, all of which are used subject to the condition of their being held valid at law; in the event that one or more of the provisions of this Agreement should be invalid, or should operate to render this Agreement or any other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been included in this Agreement.

3.9           Counsel to the Company.  Purchaser hereby acknowledges that the Company and its counsel, Porter & Hedges, L.L.P., represent the interests of the Company and not those of Purchaser in any agreement (including this Agreement) to which Purchaser or the Company is a party.

3.10         Use of Proceeds.  Purchaser understands and acknowledges that the proceeds from the sale of the Purchased Shares hereunder will be used (a) first to fund Deepwater’s pro-rata portion of the Performance Bond and (b) thereafter for general corporate purposes.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the Company and Purchaser have executed this Subscription Agreement as of the date first above written.

COMPANY:

VANTAGE DRILLING COMPANY,
a Cayman Islands exempted company

By:	/s/ Paul A. Bragg
Name:	Paul A. Bragg
Title:	Chairman and Chief Executive Officer

	Address:	777 Post Oak Blvd, Ste 610
Houston, Texas 77056

PURCHASER:

F3 CAPITAL,
a Cayman Islands exempted company

By:	/s/ Hsin Chi Su
Name:	Hsin Chi Su
Title:	President

Address:

[Signature Page to Subscription Agreement - F3 Capital]